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                                                                     EXHIBIT 3.3

                            ARTICLES OF INCORPORATION

                                       OF

                            CAPITAL DEVELOPMENT CORP.

         WE, THE UNDERSIGNED natural persons of the age of twenty-one (21) years or more, acting as incorporators of a corporation under the Utah Business Corporation Act, adopt the following Articles of Incorporation for such corporation.

                                ARTICLE I - NAME

         The name of the corporation is Capital Development Corp.

                              ARTICLE II - DURATION

         The duration of the corporation is perpetual.

                             ARTICLE III - PURPOSES

         The purpose or purposes for which this corporation is organized are:

         (a) to conduct a public offering of its stock, and use the proceeds therefrom to engage in and invest in any and all types of assets, business or properties of any nature and kind without limitation; whether alone or in conjunction with others; and to acquire, develop and otherwise deal in and with all kinds of assets, businesses or properties and all related activities, for any and all lawful purposes.

         (b) To acquire by purchase, exchange, gift, bequest, subscription, or otherwise; and to hold, own, mortgage, pledge, hypothecate, sell, assign, transfer, exchange, or otherwise dispose of or deal in or with its own corporate securities or stock or other securities including, without limitations, any shares of stock, bonds,


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                  debentures, notes, mortgages, or other obligations, and any certificates, receipt or other instruments representing rights or interests therein on any property or assets created or issued by any person, firm, associate, or corporation, or instrumentalities thereof; to make payment therefor in any lawful manner or to issue in exchange therefor its unreserved earned surplus for the purchase of its own shares, and to exercise as owner or holder of any securities, any and all rights, powers, and privileges in respect thereof.

         (c) To do each and everything necessary, suitable, or proper for the accomplishment of any of the purposes or the attainment of any one or more of the subjects herein enumerated, or which may, at any time, appear conducive to or expedient for the protection or benefit of this corporation, and to do said acts as fully and to the same extent as natural persons might, or could do in any part of the world as principals, agents, partners, trustees, or otherwise, either alone or in conjunction with any other person, association, or corporation.

         (d) The foregoing clauses shall be construed both as purposes and powers and shall not be held to limit or restrict in any manner the general powers of the corporation, and the enjoyment and exercise thereof, as conferred by the laws of the State of Utah; and it is the attention that the purposes and powers specified in each of the paragraphs of this Article III shall be regarded as independent purposes and powers.


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                               ARTICLE IV - STOCK

         The aggregate number of shares which this corporation shall have authority to issue is $50,000,000 shares of Common stock having $.001 par value per share. All stock of the corporation shall be of the same class, common, and shall have the same rights and preferences. Fully-paid stock of this corporation shall not be liable to any further call or assessment.

                              ARTICLE V - AMENDMENT

         These Articles of Incorporation may be amended by the affirmative vote of "a majority" of the shares entitled to vote on each such amendment.

                        ARTICLE VI - SHAREHOLDERS RIGHTS

         The authorized and treasury stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this corporation.

                          ARTICLE VII - CAPITALIZATION

         This corporation will not commence business until consideration of a value of at least $1,000 has been received for the issuance of said shares.

                      ARTICLE VIII - --?-- OFFICE AND AGENT

                                K. Robert Johnson
                                4650 Meadow Road
                               Murray, Utah 84107

                             ARTICLE IX - DIRECTORS

         The directors are hereby given the authority to do any act on behalf of the corporation by law and in each instance where the Business Corporation Act provides that the directors may act


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in certain instances where the Articles of Incorporation authorize such action by the directors, the directors are hereby given authority to act in such instances without specifically numerating such potential action or instance herein.

         The directors are specifically given the authority to mortgage or pledge any or all assets of the business without stockholders' approval.

         The number of directors constituting the initial Board of Directors of this corporation is three. The names and addresses of persons who are to serve as Directors until the first annual meeting of stockholders or until their successors are elected and qualify, are:

                  NAME                                        ADDRESS
                  ----                                        -------
         W. Robert Johnson                                    4650 Meadow Road
                                                              Murray, Utah  84107

         Bradley J. Jorgensen                                 2797 South Main St.
                                                              Salt Lake City, Utah  34115

         Kathy Eckenbrecht                                    217 2nd Ave.
                                                              Salt Lake City, Utah  84102

                            ARTICLE X - INCORPORATORS

         The name and address of each incorporator is:

                  NAME                                        ADDRESS
                  ----                                        -------

         Thomas G. Kimble                                     311 South State, #440
                                                              Salt Lake City, UT  84191

         Van L. Butler                                        311 South State, #440
                                                              Salt Lake City, UT  84191

         Neil B. Smith                                        311 South State, $440
                                                              Salt Lake City, UT  84191


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                                   ARTICLE XI

              COMMON DIRECTORS - TRANSACTIONS BETWEEN CORPORATIONS

         No contract or other transaction between this corporation and any one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors or officers are financially interested, shall be either void or voidable because of such relationship or interest, or because such director or directors are present at the meeting of the Board of Directors, or a committee thereof, which authorities, approves, or ratifies such contract or transaction, or because his or their votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested director; or (b) the fact of such relationship or interested is disclosed or known to the stockholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent, or (c) the contract or transaction is fair and reasonable to the corporation.

         Common or interested directors may be counted in determining the present of a quorum at a meeting of the Board of Directors or committee thereof which authorities, approves, or ratifies such contract or transaction.

         Under penalties of perjury, we declare that these Articles of Incorporation have been


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examined by us and are, to the best of our knowledge and belief, true, correct and complete.

         DATED this ___ day of January, 1983.

                                                     ------------------------
                                                     Thomas G. Kimble

                                                     ------------------------
                                                     Van L. Butler

                                                     ------------------------
                                                     Neil B. Smith


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                                  STATE OF UTAH

                              EXECUTIVE DEPARTMENT

                    Office of Lt. Governor/Secretary of State

                            CERTIFICATE OF AMENDMENT

                                       OF

                                TSENG LABS, INC.

         I, DAVID S. MONSON, Lt. Governor/Secretary of State of the State of Utah, hereby certify that duplicate originals of Articles of Amendment to the Articles of Incorporation of

TSENG LABS, INC.                                                        formerly
CAPITAL DEVELOPMENT CORP.

duly signed and verified pursuant to the provisions of the Utah Business Corporation Act, have been received in my office and are found to conform to law.

         ACCORDINGLY, by virtue of the authority vested in me by law, I hereby issue this Certificate of Amendment to the Articles of Incorporation of

TSENG LABS, INC.

and attached hereto a duplicate original of the Articles of Amendment.

File No. #102550

                                       IN TESTIMONY WHEREOF, I have

                                       hereunto set my hand and affixed the seal
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                              ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                            CAPITAL DEVELOPMENT CORP.

         Pursuant to the applicable provisions of the Utah Business Corporations Act, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation by stating the following:

         FIRST: The present name of the corporation is Capital Development Corp.

         SECOND: The following amendments to its Articles of Incorporation were adopted by the shareholders of the corporation on December 9, 1983, in the manner prescribed by Utah law.

         1.       Article I is amended as follows:

                                ARTICLE I - NAME

         The name of the corporation (hereinafter called the Corporation) is Tseng Labs, Inc.

         2.       Article IV is amended as follows:

                               ARTICLE IV - STOCK

         The aggregate number of shares which this corporation shall have authority to issue is 50,000,000 shares of common stock having $.005 par value per share. All stock of the corporation shall be of the same class, common, and shall have the same rights and preferences. Fully-paid stock of this corporation shall not be liable to any further call or assessment.

         THIRD: The number of shares of the Corporation outstanding at the time of the adoption of said amendment was 13,500,000 and the number of shares entitled to vote thereon was 13,500,000.
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         FOURTH: The number of shares voted for such amendments was 8,080,000 and the number voted against such amendments was none.

         DATED this 9th day of December, 1983.

Attest:                                     CAPITAL DEVELOPMENT CORP.

________________________________            By:_____________________________
Secretary                                      President

STATE OF UTAH                       )
                                    :  ss.

COUNTY OF SALT LAKE                 )

         Before me the undersigned Notary Public in and for the said County and State, personally appeared the President and Secretary of Capital Development Corp., a Utah corporation, and signed the foregoing Articles of Amendment as their own free and voluntary act and deed pursuant to a corporate resolution for the uses and purposes set forth.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 9th day of December, 1983.

My Commission Expires:                      _____________________________
                                            NOTARY PUBLIC, resident at

_____________________________               _____________________________

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                                  VERIFICATION

STATE OF UTAH                       )
                                    : ss.

COUNTY OF SALT LAKE                 )

         The undersigned being first duly sworn, deposes and states: that he is the Secretary of Capital Development Corp., that he has read the Articles of Amendment and knows the contents thereof and that the same contains a truthful statement of the amendment duly adopted by the stockholders of the Corporation.

                                                  ------------------------------
                                                  Secretary